Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120511, 333-109185, 333-06298, 333-16665, 333-118764, 333-91755, 333-52852, 333-102240, 33-36498, 33-45617, and 333-132100 of Microsoft Corporation on Form S-8 and Registration Statement Nos. 333-43449, 333-110107, and 333-108843 of Microsoft Corporation on Form S-3 of our reports dated July 31, 2008, relating to the financial statements of Microsoft Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 and Emerging Issues Task Force Issue No. 06-2, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

July 31, 2008